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                            EXHIBIT (99)(a)
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PROXY

                    SPECIAL MEETING OF SHAREHOLDERS
                       CANADIAN BANCSHARES, INC.

                        _________________, 1996

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned shareholder of Canadian Bancshares, Inc., a Texas corporation (the "Company"), hereby appoints ___________________ and ___________________ (the "Proxies"), and
either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of First State Bank of Canadian, 115 Main Street, Canadian, Texas 79014 on ________________, 1996, at 4:00 p.m. local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

     Proposal to approve an Agreement and Plan of Merger, dated January 30, 1996, by and among Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), Boatmen's Texas, Inc., a Missouri corporation and wholly owned subsidiary of Boatmen's, and Canadian Bancshares, Inc.

       ______ FOR        ______ AGAINST        ______ ABSTAIN

     Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

       ______ FOR        ______ AGAINST        ______ ABSTAIN

The undersigned hereby ratifies and confirms all that said proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE
PROPOSALS DESCRIBED ABOVE.


Dated _________________, 1996


                                    --------------------------------
                                    Please insert date of signing.
                                    Sign exactly as name appears at
                                    left.  Where stock is issued in
                                    two or more names, all should
                                    sign.  If signing as attorney,
                                    administrator, executor, trustee
                                    or guardian, give full title as
                                    such.  A corporation should sign
                                    by an authorized officer and
                                    affix seal.